                                 Perkins Coie
             A Law Partnership Including Professional Corporations
                        1201 Third Avenue, 40th Floor
                        Seattle, Washington 98101-3099
              Telephone:(206)583-8888 - Facsimile:(206)583-8500

                                                                     EXHIBIT 5.1



                                                     May 29, 1997






Targeted Genetics Corporation
Suite 100
1100 Olive Way
Seattle, WA  98101


         RE:      REGISTRATION STATEMENT ON FORM S-8

Gentlemen and Ladies:

         We have acted as counsel to Targeted Genetics Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 180,000 shares of common stock, $.01 par value, of the Company (the "Shares"). The Shares may be issued pursuant to the Targeted Genetics Corporation Stock Option Plan for Nonemployee Directors (the "Plan"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

         Based upon and subject to the foregoing, we are of the opinion that the Shares that may be issued upon the exercise of stock options granted or to be granted pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of the Shares and the sale thereof by the Company in accordance with the terms of the Plan, and the receipt of the consideration therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                              Very truly yours,


                                              Perkins Coie